EXHIBIT 1


                      RESTATED CERTIFICATE OF INCORPORATION



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                      RESTATED CERTIFICATE OF INCORPORATION

                                       of

             INSTITUTIONAL INVESTORS CAPITAL APPRECIATION FUND, INC.

                Under Section 807 of the Business Corporation Law


         We the undersigned, being officers of Institutional Investors Capital Appreciation Fund, Inc., do hereby certify:

         1. The name of the Corporation is Institutional Investors Capital Appreciation Fund, Inc. The Corporation was incorporated under the name Institutional Investors Mutual Fund, Inc.

         2. The Certificate of Incorporation of the Corporation was filed by the Department of State on October 29, 1952.

         3. The Certificate of Incorporation is hereby amended as follows:

            a. to change the description of the securities and investments in which the Corporation may invest by modifying paragraph A of Article Second;

            b. to delete the last sentence of Article Third relating to the minimum amount of capital with which the Corporation will commence business;

            c. to modify restrictions on the ownership and transfer of shares of stock of the Corporation by modifying the last paragraph of Article Fourth;

            d. to delete from Article Fifth the designation of the address to which the Secretary of State shall mail copies of process in any action or proceeding against the Corporation;

            e. to amend the first paragraph of Article Seventh to clarify the manner in which the number of directors of the Corporation may be fixed and to delete the second paragraph of Article Seventh relating to the qualifications of directors;

            f. to delete Article Eighth, relating to the initial directors of the Corporation, Articles Ninth and Tenth, relating to the initial subscribers of the Corporation, and Article Eleventh, relating to the designation of the Secretary of State as the agent of the Corporation upon whom process may be served;

            g. to correct a typographical error in clause 8 of paragraph A of Article Twelfth and to delete paragraphs D and E of Article Twelfth, relating to certain transactions in which a director of the Corporation may have an interest and to indemnification of directors by the Corporation;

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            h. to renumber  Articles Sixth,  Seventh,  Twelfth and Thirteenth as
         Articles Eighth, Ninth, Tenth and Eleventh, respectively;

            i. to add a new Article Sixth designating the Secretary of State as the agent of the Corporation upon whom process may be served and designating the address to which the Secretary of State shall mail copies of process in any action or proceeding against the Corporation;

            j. to add a new Article Seventh specifying the name and address of the Corporation's registered agent;

         4. The amendments referred to herein were duly authorized by the vote of the Board of Directors of the Corporation, followed by the affirmative vote of the holders of a majority of all outstanding shares entitled to vote thereon at the Corporation's Annual Meeting of Shareholders duly called and held on April 16, 1997, and the restatement of the Certificate of Incorporation, as so amended, was authorized by the vote of the Board of Directors of the Corporation.

         The text of the Certificate of Incorporation, as so amended, is hereby restated to read in full as follows:

         FIRST:   The  name  of  the   corporation   (hereinafter   called   the
"Corporation") is Institutional Investors Capital Appreciation Fund, Inc.

         SECOND:  The purposes for which the Corporation is to be formed are:

                  A. To engage  in the  business  of  investing  in,  acquiring, owning, holding, selling, pledging, hypothecating, exchanging or otherwise disposing of or realizing upon, and generally dealing in and with securities, whether shares of stocks, bonds, debentures, notes, warrants, rights, scrip, rights to receive, purchase or subscribe for any interests, mortgages, evidences of indebtedness or obligations, secured or unsecured, or other securities of any description, whether in, of or made, created or issued by any corporation, company, association, partnership, trust, syndicate, individual, government, state, municipality or other political subdivision, but only if such securities or investments would not cause the Corporation to cease to be an eligible investment for savings banks under the Banking Law of the State of New York; to exercise any and all rights, powers and privileges with reference to such business and in respect to any and all funds, property and securities owned by the Corporation including, without limitation, the right to vote thereon, to consent and otherwise act with respect thereto, to pay assessments, subscriptions and other sums of money in connection therewith, to deposit securities, to exercise any option appertaining to securities and to do any and all acts and things the Corporation may deem expedient for the protection of its interest as owner or holder of such securities.

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                  B. To issue  and sell  shares of stock of the  Corporation  in such amounts, on such terms and conditions, for such purposes and for such consideration, now or hereafter permitted by the laws of New York and by this Certificate, as its board of directors may determine and without the vote or consent of the holders of stock of the Corporation.

                  C. To acquire through purchase, exchange or otherwise, to hold, dispose of, transfer, reissue or cancel, its own shares in any manner and to the extent now or hereinafter permitted by the laws of New York and by this Certificate.

                  D. To borrow from any person or corporation for proper corporate purposes, including the acquisition of funds for investment in securities, and to issue and deliver notes, drafts, warrants, bonds, debentures or other obligations of the Corporation to evidence such borrowings, containing such terms and conditions and bearing such interest rates and having such maturities as the board of directors from time to time may determine, and to secure the same and the interest thereon by mortgage of, conveyance of, deed of trust of, pledge of or through lien upon, property, franchises, rights and privileges of every kind or nature, or any part thereof, then owned or thereafter acquired by the Corporation.

                  E. To have one or more offices within or without the State of New York, to carry on all or any of its operations, and to conduct its business, so far as permitted by law, in any and all states, territories, dependencies and colonies of the United States, its possessions and in the District of Columbia and in foreign countries.

                  F. To do any and all such further acts and things and to exercise any and all such further powers as may be necessary, appropriate or desirable for, or in connection with, or incidental to, the accomplishment, carrying out or attainment of all or any of the foregoing purposes and objects. The amount of stock of any corporation which may be held by the Corporation shall not exceed 5% of the number of shares of stock of such corporation outstanding at the time of investment by the Corporation.

         The foregoing clauses shall be construed as powers as well as objects and purposes and the matters expressed in each of the foregoing paragraphs, unless otherwise expressly provided, shall not be limited by inference from the terms of any other provision of this Certificate, but shall be regarded as independent objects, purposes and powers and the enumeration of the specific shall not be deemed to restrict the meaning of the general terms and powers, nor shall the expression of one thing be deemed to exclude another not expressed although of like nature.

         THIRD: The amount of the capital stock of the Corporation shall be $2,000,000. The total number of shares which the Corporation shall have authority to issue is 2,000,000 shares of the par value of $1 per share, all of one class.

         FOURTH: No holder of shares shall have any preferential, preemptive or other right to subscribe for or to purchase any securities of the Corporation, whether now or hereafter authorized, other than such rights, if any, as the

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board of directors may from time to time determine to offer to holders of shares at the time outstanding, and the board of directors may sell or otherwise dispose of securities of the Corporation, except as herein otherwise required, to any person and upon such terms and conditions, as the board of directors may deem advisable.

         Each holder of stock of the Corporation entitled to vote at a meeting of stockholders shall (except as otherwise provided in this Certificate) be entitled to one vote, in person or by proxy, for each share standing in his name on the books of the Corporation.

         At any meeting of the stockholders, the presence in person or by proxy, of the holders of a majority in amount of the outstanding shares of stock of the Corporation shall be necessary to constitute a quorum for the transaction of business.

         Shares of stock of the Corporation shall not be sold or be transferable to or be owned by, any person other than a person resident within the State of New York. A corporation, partnership, trust or other form of business organization shall be deemed to be a resident of the State of New York if it has its principal office within the State of New York. An individual shall be deemed to be a resident of the State of New York if such individual has his principal residence in the State of New York. A corporation, partnership, trust or other form of business organization which is organized for the specific purpose of acquiring shares of the Corporation shall be deemed not to be a resident of the State of New York unless all of the beneficial owners of such organization are residents of the State of New York.

         FIFTH:   The principal office of the Corporation  shall be  located  in the Borough of Manhattan, City, County and State of New York.

         SIXTH: The Secretary of State of the State of New York is designated as the agent of the Corporation upon whom process in any action or proceeding against it may be served. The address within the State to which the Secretary of State shall mail a copy of process in any action or proceeding against the Corporation, which may be served upon him, is c/o CT Corporation System, 1633 Broadway, New York, NY 10019.

         SEVENTH: The name and address of the registered agent of the Corporation, which is to be the agent of the Corporation upon whom process against the Corporation may be served, are CT Corporation System, 1633 Broadway, New York, New York 10019.

         EIGHTH:  The duration of the Corporation shall be perpetual.

         NINTH: The number of directors of the Corporation shall be as fixed from time to time by or in accordance with the By-Laws, but in no event shall the number be less than five nor more than twenty-five. Directors need not be stockholders.

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         TENTH:   In furtherance  and not in limitation  of powers  conferred by statute, the following provisions are inserted for the regulation of the business and the conduct of the affairs of the Corporation:

                  A. The board of directors of the Corporation shall have the entire management and control of the property, business and affairs of the Corporation and, in furtherance thereof, is expressly authorized from time to time:

                     1. To make,  alter,  amend or  repeal  the  By-Laws  of the
                  Corporation, except as the stockholders in any instance otherwise provide and any By-Laws made by the board of directors may be altered, amended or repealed by the stockholders at any annual meeting or at any special meeting, the notice of which shall have included notice of the substance of such proposed alteration, amendment or repeal.

                     2. To  authorize  the  issue  and sale from time to time of shares of stock of the Corporation (now or hereafter authorized) for such consideration, not less than the asset value per share of such stock outstanding at the time as of which the last preceding computation of asset value shall have been made, and upon such other terms and conditions as may be fixed from time to time by the board of directors but in no event at less than par value. All shares so issued for which the full consideration so fixed shall have been paid shall be deemed to be fully paid and not liable for any further call or assessment thereon.

                     3. To authorize the purchase, either directly or through an agent, of shares of stock of the Corporation, upon tender thereof by the holder, upon such terms as the board of directors shall deem expedient, not in excess of the asset value of such shares as of a time reasonably proximate to such purchase, and to pay for such shares in cash, securities or other assets owned by the Corporation, but only to the extent of assets legally available for such purpose.

                     4. To determine, in accordance with sound accounting practice, what constitutes annual or other net profits, and net assets; to fix and vary from time to time the amount to be reserved as working capital; to set apart out of any surplus of the Corporation such reserves in such amount and for such purposes as it shall determine and to abolish any such reserve or any part thereof.

                     5. By  affirmative  action of a majority of the whole board of directors to designate one or more committees, each consisting of three or more directors, which except as otherwise limited by such action or by the By-Laws of the Corporation, shall have and may exercise the powers of the board of directors in the management of the business and the affairs of the Corporation, and by like action to terminate the existence of any committee so created. Whenever in this Certificate it is provided that any action may be taken or

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                  omitted  by  the  board  of  directors,  the  term  "board  of directors" shall be deemed to include any committee thereof constituted as provided in this sub-paragraph 5 to the extent that such matters may be legally delegated.

                     6. To  distribute  dividends  in such  amounts  and in such manner and to the stockholders of record on such dates as the board of directors may from time to time determine, but only out of net profits and surplus, including surplus arising from net realized gains from the sale or other disposition of assets, or out of any other funds legally available for the purpose; it being intended to give to the board of directors the power to distribute as ordinary dividends and as capital gains distributions, amounts sufficient to enable the Corporation to avoid or minimize liability for federal income tax.

                     7. To  authorize  the  execution of a contract or contracts
                  (which may be exclusive) whereby, subject to the supervision and control of the board of directors the other person to such contract or contracts shall

                        (a) render managerial, investment advisory, statistical,
                     research and clerical and bookkeeping services, or related services to the Corporation, upon such terms and conditions as may be provided therein;

                        (b) render such other  services as may be  determined by
                     the board of directors of the Corporation and agreed upon in said contract or contracts;

                        (c) provide for the sale and repurchase of shares of stock of the Corporation under such terms as may be provided in said contract or contracts;

                        (d) act as  custodian  of all or a part of the funds and
                     securities owned by the Corporation upon such terms as shall be fixed by the board of directors;

                        (e) act as transfer agent and registrar of the shares of
                     stock of the Corporation.

                     8. To eliminate from the authorized capital stock or number of shares of the Corporation or to restore to the status of authorized but unissued shares any shares of stock of the Corporation theretofore redeemed, purchased or otherwise reacquired.

                  B. Each holder of shares of stock shall be entitled at his option, exercisable in accordance with the provisions hereof and of the By-Laws of the Corporation, to require the Corporation to purchase, out of funds legally available for that purpose, all or any part of the

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         shares of its stock  owned by such  holder  for an amount  equal to the asset value of such shares of stock so purchased by the Corporation.

                  C. For the purposes hereof, the asset value of shares of the stock of the Corporation shall mean the proportionate interest in the net assets of the Corporation determined by or pursuant to the direction of the board of directors, in accordance with such methods as shall be set forth in the By-Laws and such regulations as the board of directors may from time to time adopt in order to enable the Corporation to comply with any provision of applicable law, state or federal.

         ELEVENTH: The Corporation reserves the right, from time to time when authorized by vote of holders of a majority of the shares of stock then outstanding, to amend, alter, change or repeal any provision contained herein or in any amendment hereto in the manner now or hereafter prescribed by statute and all rights herein conferred on stockholders are granted subject to this reservation.

         IN WITNESS WHEREOF, we have signed this Certificate on the 16th day of April, 1997, and we affirm that the statements contained herein are true and under penalties of perjury.


                                            /s/ HARRY P. DOHERTY
                                            ------------------------------------
                                            Harry P. Doherty
                                            President



                                            /s/ EDWARD E. SAMMONS, JR.
                                            ------------------------------------
                                            Edward E. Sammons, Jr.
                                            Secretary


STATE OF NEW YORK   )
                    :  ss.:
COUNTY OF NEW YORK  )

         On this 16th day of April, 1997, before me personally came Harry P. Doherty and Edward E. Sammons, Jr., to me known, and known to me to be the persons described in and who executed the foregoing certificate, and they severally acknowledged to me that they had executed the same.


                                            /s/ JAMES H. BLUCK
                                            ------------------------------------
                                                        Notary Public
(NOTARIAL SEAL)